UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2014

NRG Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Carnegie Center
	Princeton, NJ	08540
	(Address of Principal Executive Offices)	(Zip Code)

(609) 524-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2014, NRG Energy, Inc. (“NRG”) completed the sale of $1,000 million aggregate principal amount of 6.25% senior notes due 2024 (the “Senior Notes”) pursuant to the terms of the purchase agreement, dated April 4, 2014 (the “Purchase Agreement”), among NRG, the guarantors named therein, and the initial purchasers set forth on Schedule I thereto (the “Initial Purchasers”).  The Senior Notes were issued under an Indenture, dated April 21, 2014 (the “Indenture”), among NRG, the guarantors named therein and Law Debenture Trust Company of New York, as trustee (the “Trustee”).  The Indenture and the form of Senior Note, which is attached as an exhibit to the Indenture, provides, among other things, that the Senior Notes will be senior unsecured obligations of NRG.  Interest is payable on the Senior Notes on May 1 and November 1 of each year beginning on November 1, 2014 until their maturity date of May 1, 2024.

The terms of the Indenture, among other things, limit the ability of NRG and certain of its subsidiaries to create liens on assets and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries.

The Indenture provides for customary events of default, which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest; breach of other agreements in the indentures; defaults in failure to pay certain other indebtedness; the rendering of judgments to pay certain amounts of money against NRG and its subsidiaries; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.  Generally, if an event of default occurs and is not cured within the time periods specified, the Trustee or the holders of at least 25% in principal amount of the then outstanding series of Senior Notes may declare all the Senior Notes of such series to be due and payable immediately.

The Senior Notes were sold to the Initial Purchasers for resale to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S.  Pursuant to the terms of the registration rights agreement, dated April 21, 2014 (the “Registration Rights Agreement”), among NRG, the guarantors named therein, and the Initial Purchasers, NRG has agreed to offer to exchange substantially identical senior notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for the Senior Notes, or, in certain circumstances, to register resales of the Senior Notes.

The Senior Notes were issued in a transaction exempt from registration under the Securities Act or any state securities laws. Therefore, Senior Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.  This Form 8-K and the Exhibits hereto do not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture, the form of Senior Notes and the Registration Rights Agreement, are filed as exhibits 4.1, 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the form of Senior Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On April 21, 2014, NRG issued a press release announcing the early tender results of its offer to purchase any and all of its 8.50% senior notes due 2019 and its 7.625% senior notes due 2019.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. In addition, on

April 21, 2014, NRG issued a press release announcing that it will redeem all of its remaining 7.625% senior notes due 2019 on May 21, 2014.  A copy of that press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)                                 Exhibits

The Exhibit Index attached to this Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NRG Energy, Inc.

	By:	/s/ David R. Hill
David R. Hill
Executive Vice President and General Counsel

April 21, 2014

Exhibit Index

Exhibit No.	Document
4.1	Indenture, dated April 21, 2014, among NRG Energy, Inc., the guarantors named therein and Law Debenture Trust Company of New York.

4.2	Form of 6.25% Senior Note due 2024 (incorporated by reference to Exhibit 4.1 filed herewith).

4.3

Registration Rights Agreement, dated April 21, 2014, among NRG Energy, Inc., the guarantors named therein and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated,  Credit Suisse Securities (USA), Inc., J.P. Morgan Securities LLC, Mitsubishi UFJ Securities (USA), Inc., SMBC Nikko Securities America, Inc. and RBS Securities Inc, as initial purchasers.

99.1	Press Release, dated April 21, 2014.

99.2	Press Release, dated April 21, 2014